UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

VELODYNE LIDAR, INC.
(Name of Registrant as Specified in Its Charter)

DAVID S. HALL MARTA T. HALL NANCY M. AMATO
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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David S. Hall (“Mr. Hall”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his director nominees at the 2022 annual meeting of stockholders (the “Annual Meeting”) of Velodyne Lidar, Inc., a Delaware corporation (the “Company”).

On March 11, 2022, Mr. Hall and Marta T. Hall filed their Amendment No. 8 to the Schedule 13D (the “Amendment No. 8”) with respect to the Company, announcing their intent to submit a business proposal and nominate a slate of highly-qualified director nominees for election at the Annual Meeting. A copy of the Amendment No. 8 is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

David S. Hall, together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his director nominees at the 2022 annual meeting of stockholders of Velodyne Lidar, Inc., a Delaware corporation (the “Company”).

MR. HALL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be David S. Hall, Marta Thoma Hall and Nancy M. Amato.

As of the date hereof, Mr. Hall may be deemed to beneficially own 20,071,239 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, consisting of (i) 13,653,225 shares of Common Stock beneficially owned directly and (ii) 6,418,014 shares of Common Stock held by other stockholders of the Company over which, except under limited circumstances, Mr. Hall holds an irrevocable voting proxy. As of the date hereof, Mrs. Hall may be deemed to beneficially own 5,482,149 shares of Common Stock. As of the date hereof, Ms. Amato does not own, beneficially or of record, any securities of the Company.